Exhibit 10.2

SECURED PROMISSORY NOTE
Principal Amount: $6,250,000	Date: August 24, 2021
For value received, the receipt of which is hereby acknowledged, Contango ORE, Inc., a Delaware corporation (“Maker”), promises to pay to the order of CRH Funding II Pte. Ltd, a Singapore private limited company (the “Holder”), at such place as the Holder may from time to time designate in writing or via wire transfer of immediately available funds with confirmatory receipt pursuant to the instructions provided by the Holder, the principal sum of $6,250,000 (the “Principal Amount”), plus interest thereon as described herein. This Secured Promissory Note (this “Note”) is being issued pursuant to that certain Membership Interest Purchase and Sale Agreement, dated as of August 24, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”), among the Maker, as the buyer, and the Holder, as the seller, with respect to the purchase and sale of 100% of the membership interests of Alaska Gold Torrent, LLC, an Alaska limited liability company (the “Company”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
1.             Payment Terms.
(a) Interest Rate and Default Rate. Interest shall accrue daily on the outstanding Principal Amount on the basis of a 365- or 366-day year, as the case may be, based on the actual number of days elapsed at the rate of interest (calculated on a per annum basis) equal to the three-month ICE Benchmark Administration (or any successor or replacement institution used to administer the London Inter-Bank Offered Rate “LIBOR”) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or any successor or replacement display) on any date of determination (the “LIBOR Rate”). If the LIBOR Rate is not available at any time for any reason, then the LIBOR Rate shall be the average of the rates at which three-month U.S. dollar deposits are offered in immediately available funds by the principal London offices of major banks in the London interbank market, reasonably selected by the Holder in consultation with the Maker, at approximately 11:00 a.m. London time on such day. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue daily at an interest rate of the LIBOR Rate, plus 5.0%. Interest charged under this Note shall not exceed the maximum rate permitted by applicable Law. If any payment under this Note exceeds such maximum rate, then such excess sum will be credited to the Maker as a prepayment of the Principal Amount or returned to the Maker.
(a) Maturity. The entire Principal Amount and all then-accrued and unpaid interest thereon shall be paid in full on the earliest of (i) February 28, 2022 (the “Maturity Date”), (ii) the closing of a public offering of the Maker’s stock on the NYSE American (an “IPO”), (iii) acceleration as provided under Section 5, or (iv) a Change of Control (as defined below) of the Maker or the Company. A “Change of Control” means (1) the sale of more than 50% of the issued and outstanding equity interests (on an as-converted basis) of the Maker or the Company; (2) the sale, lease, transfer, exclusive license, or other disposition of substantially all of the assets of the Maker; or (3) with respect to the Maker, either of the circumstances described in Section 2(d)(i)(A)(2) or 2(d)(i)(B) of the Purchase Agreement. All payments shall be made in lawful money of the United States of America in accordance with the terms of this Note; provided that, notwithstanding the foregoing, repayment following an IPO may be made in the newly issued shares of the Maker, which shall be valued at (x) if available, the per share price in the IPO, or (y) otherwise, the per share price representing a 10% discount to the 30-day volume-weighted average share price as of the Maturity Date.

(c) Prepayment. The Maker may prepay this Note in whole or in part at any time without premium or penalty, together with all then-accrued and unpaid interest on the Principal Amount prepaid.
2.               Security. This Note is secured by that certain Pledge Agreement, dated as of the date hereof, made by the Maker in favor of the Holder, with respect to the membership interests of the Company (the “Pledge Agreement”).
3.               Representations and Warranties of the Maker. The Maker hereby represents and warrants to the Holder that the following representations are true and complete as of the date hereof and shall be true and complete while this Note is outstanding, except as otherwise indicated.
(a) Organization; Good Standing; Validity. The Maker is duly formed, validly existing, and in good standing in its jurisdiction of incorporation. As of the date hereof, the Maker does not conduct business in any other jurisdiction to the extent that qualification as a foreign entity in such jurisdiction would be required pursuant to applicable Law, unless the failure to have such qualification could not reasonably be expected to have a material adverse effect on the Maker or on the Holder’s rights and remedies hereunder. The Maker has all requisite corporate power and authority necessary to own and operate its properties and assets and carry on its business as now conducted and as proposed to be conducted.
(b) Authorization; Enforceability. The Maker has all requisite power and authority to enter into this Note and to carry out and perform its obligations under the terms of this Note. This Note has been duly authorized by the Maker’s board of directors or managers and shareholders or members, as applicable, and validly executed and delivered on behalf of the Maker. This Note is a valid and binding obligation of the Maker, enforceable in accordance with its terms, except (i) to the extent that enforceability thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) that the availability of equitable remedies, such as specific performance or injunctive relief, are subject to the discretion of the court before which any proceeding may be brought.
(c) No Conflicts. The execution, delivery, and performance of this Note by the Maker and the consummation by the Maker of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Maker’s certificate of incorporation, bylaws, or equivalent organizational documents, (ii) conflict with, or constitute a default (or an event that with notice, lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any material agreement to which the Maker is a party or by which any property of the Maker is bound, or (iii) result in a material violation of any Law, Governmental Order, or other restriction of any court or Governmental Authority to which the Maker is subject, or by which any property of the Maker is bound.

(d) Filings, Consents and Approvals. The Maker is not required to obtain any Governmental Order, Permit, consent, or waiver; or give any notice to, or make any filing or registration with, any court or other federal, state, local, or other Governmental Authority or other person or entity in connection with the execution, delivery, and performance by the Maker of this Note; provided that any such notice or approval requirement shall be deemed satisfied so long as any applicable Governmental Authority does not affirmatively demand that the Maker provide such notice or obtain such approval.
(e) Bankruptcy or Insolvency. No bankruptcy or similar insolvency proceeding under state, federal, or other Law has been filed, or is currently being contemplated, with respect to the Maker.
(f) Compliance. The Maker is not in violation of (a) any Governmental Order or Permit of any court, arbitrator, or other Governmental Authority or (b) to its knowledge, any material respect of any applicable Law.
4.             Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a) the failure of the Maker to make any payment when such payment is due hereunder;
(b) the failure of the Maker to perform any covenant (other than for payment), which failure continues uncured for 30 days;
(c) any material inaccuracy or material breach of the Maker’s representations or warranties set forth herein;
(d) breach by the Company of any covenant or other term or provision in the Pledge Agreement or the Purchase Agreement, which breach continues uncured for 30 days;
(e) the Maker or the Company is unable to pay its debts as they become due;
(f) the filing of any petition for relief by or against the Maker or the Company under any provision of Title 11 of the United States Code, as amended, or under any other foreign, federal, or state statute relating to bankruptcy, insolvency, or composition or adjustment of assets (collectively, the “Bankruptcy Laws”), which, in the case of any petition filed by a third party against the Maker or the Company, is not dismissed within 60 days;

(g) the Maker or the Company (i) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Laws, (ii) makes a general assignment for the benefit of its creditors, or (iii) admits in writing that it is generally unable to pay its debts as they become due;
(h) an application for the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of the Maker or the Company;
(i) the cessation of business or dissolution of the Maker or the Company;
(j) the Maker or the Company defaults, after any applicable cure period has expired with respect to a default that is capable of being cured, under any lease, indebtedness (including any Senior Debt Financing, as defined below) or guaranty involving an obligation to pay more than $250,000 or which is secured by any of the assets of Maker or the Company;
(k) the Maker or the Company breaches, after any applicable cure period has expired, any obligation to pay more than $250,000 under the Purchase Agreement; or
(l) a final, non-appealable judgment for the payment of money, which, when aggregated with all other judgments against the Maker or the Company exceeds $1,000,000, is rendered against the Maker or the Company, and which judgment is not, within 60 days after the entry thereof, bonded, discharged, or stayed pending appeal, or discharged within 30 days after the expiration of such stay.
5. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Holder shall have the right to declare the entire Principal Amount and all interest outstanding thereon and expenses and other amounts payable under this Note to be due and payable immediately; provided, however, that in the case of an Event of Default under Section 4(e), (f), (g), (h), or (i), such acceleration shall be automatic. The remedies provided herein and in the Pledge Agreement, and any other remedies available under applicable Law, shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of the Holder, and may be exercised as often as the occasion therefor shall arise, all in accordance with applicable Law.
6. Costs of Collection. If any payment under this Note is not made when due, the Maker agrees to pay all reasonable costs of collection, including the reasonable attorneys’ fees of counsel to the Holder, whether or not litigation is commenced.
7. Subordination.
(a) The Holder hereby acknowledges and agrees that (i) the Maker or the Company may enter into a secured debt financing, the primary purpose of which is to provide working capital or project financing or finance capital expenditures (such debt financing, a “Senior Debt Financing”) with a third party, which is not affiliated with the Maker or the Company (such lender, a “Senior Lender”); and (ii) all obligations under this Note and security interests in the assets of the Maker which secure the obligations under this Note shall be subordinated in all respects to the rights of the Senior Lender under the Senior Debt Financing.

(b) Without limiting the generality of Section 7(a), the Holder hereby acknowledges and agrees that (i) all obligations under this Note are subordinated in right of payment to all obligations of the Maker and the Company to the Senior Lender; provided, however, that the Maker may make a scheduled payment hereunder if (i) there is no event of default currently existing under the agreements with the Senior Lender executed in connection with the Senior Debt Financing (the “Senior Debt Documents”), and (ii) the making of such payment would not cause or result in a default or event of default under any of the Senior Debt Documents.
8.              Notices. All notices and other communications hereunder shall be made in writing and shall be deemed to have been given (a) to the applicable party at the address set forth on the signature pages hereto (or at such other address as shall be specified in a notice given in accordance with this Section 8) (i) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt; (b) upon personal delivery to the party to be notified; or (c) when sent by email.
9.               Governing Law; Dispute Resolution. This Agreement is governed by and construed under the Laws of the State of Delaware, irrespective of conflict of Law principles that would result in the application of the Law of any other jurisdiction. The parties (a) irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located within the State of Delaware for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the state and federal courts located in the State of Delaware; and (c) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL.
10.             Assignment. Neither this Note nor any of the rights or obligations hereunder may be assigned by the Maker without the prior written consent of the Holder (such consent not to be unreasonably withheld or delayed).
11.             Counterparts. This Note may be executed in counterparts, each of which shall constitute an original, but all of which together shall be deemed to be and constitute one and the same instrument. Executed signature pages to this Note may be delivered electronically (including in portable document format (PDF)), and any such signature page shall be deemed an original.

12.             Severability. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.
13.             Entire Agreement; Amendments and Waivers. This Note and the Pledge Agreement constitute the entire agreement between the parties with regard to the subject matter hereof. This Note may not be amended or otherwise modified, except by a written agreement signed by the Maker and the Holder.
14.             Waivers by the Maker; Set Off. The Maker waives (i) presentment, demand, protest, notice of dishonor, and notice of nonpayment or the performance of the obligations under this Note and any other notices to which Maker may be entitled under applicable Law; and (ii) the right to require the Holder to proceed against any other person or pursue any other remedy before proceeding against the Maker. The obligations of the Maker under this Note shall not be impaired by reason of any claim of waiver, release, surrender, or compromise and shall not be subject to any defense or set-off.
15.             No Waiver by the Holder. The Holder shall not be deemed by any act or omission to have waived any of its rights or remedies under this Note, unless the waiver is in writing and signed by the Holder, and then only to the extent specifically set forth in writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in a subsequent event.
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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

MAKER:

Contango ORE, Inc.

By: /s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: President

Address:
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098

Attention: Rick Van Nieuwenhuyse
Email: rickvann@contangoore.com

HOLDER:

CRH Funding II Pte. Ltd

By: /s/ Andrew Wehrley
Name: Andrew Wehrley
Title: Director

Address:
505 Fifth Avenue, 15th Floor
New York, NY 10017
Attention: Peter Yu and Francisco Barreto
Email: Peter.yu@cartesiangroup.com
fbarreto@cartesiangroup.com

Secured Promissory Note